Exhibit 10.4

Bellerophon Therapeutics LLC

Option Agreement
Granted Under 2014 Equity Incentive Plan

1.                                      Grant of Option.

This agreement evidences the award by Bellerophon Therapeutics LLC, a Delaware limited liability company (the “Company”), on [           ], 201[ ] (the “Grant Date”) to [                  ], (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2014 Equity Incentive Plan (the “Plan”), a total of [                  ] Non-Voting Units (as defined in the Plan) of the Company (each a “Unit” and together, the “Units”).  The exercise price of this option, as determined by the Board of Directors (the “Board”), is $[        ] per Unit.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the ten-year anniversary of the Grant Date (such date, the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.  Any terms not defined in this agreement shall have the meaning assigned to them in the Plan.

2.                                      Vesting Schedule.

This option will become exercisable (“vest”) as to [                                                ].

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Units for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.                                      Exercise of Option.

(a)                                 Form of Exercise.  Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan; provided that to the extent that the Company so authorizes, an electronic method of exercise of this option shall be permitted.  The Participant may purchase less than the number of Units covered hereby, provided that no partial exercise of this option may be for any fractional Unit.  Notwithstanding anything herein to the contrary, it shall be a condition to exercising the option that the Participant execute and become a party to the LLC Agreement (as defined in the Plan) and/or such other agreements and documents that the Company shall require at the time of exercise.

(b)                                 Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an Employee or

Director of or a Consultant to the Company or any other entity the service providers of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c)                                  Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d)                                 Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)                                  Termination for Cause.  If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship.  If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement.  Otherwise, “Cause” shall mean: (A) disloyalty or dishonesty which results or is intended to result in material personal enrichment to the Participant at the material expense of the Company or any of its subsidiaries (including, without limitation, fraud, embezzlement or dishonesty or breach of business ethics); (B) fraudulent conduct in connection with the material business or affairs of the Company or any of its subsidiaries that materially and adversely affects the Company or any of its subsidiaries; (C) conviction of a felony or any crime involving moral turpitude (or entering into a plea of nolo contendere with respect to such crime); (D) gross misconduct that materially and adversely affects the Company; (E) any breach or intended breach of any Company policies or procedures as in effect from time to time, in each case constituting a material violation of such policies or procedures, and in each case causing material harm to the Company; or (F) failure by the Participant to provide thirty (30) days advance written notice of resignation; provided that in the case of subsection (E) of this Section 3(e), the Company shall give written notice to the Participant at least ten (10) days prior to such termination (‘‘Notice of Termination for Cause”) of the Company’s intent to terminate, which notice shall set out in detail the ways in which the Participant has materially breached or expressed an intent to breach materially a Company policy or procedure in such a way as to cause the Company material harm, and the Participant shall have failed to cure such breach prior to the expiration often (10) days following the date on which such notice is provided to him; and provided further that with respect to the Participant’s violation of Subsection (E) of this Section 3(e), the Participant shall have only one opportunity to cure such failure and thereafter may be terminated immediately in connection with subsequent violations of Subsection (E) of this Section 3(e).  The Participant’s employment or other relationship shall be considered to have been terminated for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

4.                                      Company Right of First Refusal.

(a)                                 Notice of Proposed Transfer.  If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Units acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company.  The Transfer Notice shall name the proposed transferee and state the number of such Units the Participant proposes to transfer (the “Offered Units”), the price per Unit and all other material terms and conditions of the transfer.

(b)                                 Company Right to Purchase.  For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Units at the price and upon the terms set forth in the Transfer Notice.  In the event the Company elects to purchase all or part of the Offered Units, it shall give written notice of such election to the Participant within such 30-day period.  If the Units are evidenced by certificates, within 10 days after his or her receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Units to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock (or equivalent) powers attached thereto, all in a form suitable for transfer of the Offered Units to the Company.  Promptly following receipt of such certificate or certificates, or if there are not certificates, within 10 days following the delivery of its notice to purchase the Offered Units, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Units; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Units on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Units.

(c)                                  Units Not Purchased By Company.  If the Company does not elect to acquire all of the Offered Units, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Units which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice.  Notwithstanding any of the above, all Offered Units transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d)                                 Consequences of Non-Delivery.  After the time at which the Offered Units are required to be delivered to the Company for transfer to the Company pursuant to subsection (b)

above, or if there are not certificates, after the delivery of the notice by the Company with respect to the Offered Units, the Company shall not pay any dividend to the Participant on account of such Offered Units or permit the Participant to exercise any of the privileges or rights of a Unit holder with respect to such Offered Units, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Units.

(e)                                  Exempt Transactions.  The following transactions shall be exempt from the provisions of this Section 4:

(1)                                 any transfer of Units to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

(2)                                 any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3)                                 the sale of all or substantially all of the outstanding Company Interests of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Units shall remain subject to the right of first refusal set forth in this Section 4.

(f)                                   Assignment of Company Right.  The Company may assign its rights to purchase Offered Units in any particular transaction under this Section 4 to one or more persons or entities.

(g)                                  Termination.  The provisions of this Section 4 shall terminate upon the earlier of the following events:

(1)                                 the closing of the sale of Non-Voting Units in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2)                                 the sale of all or substantially all of the outstanding equity or Company Interests, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 75% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(h)                                 No Obligation to Recognize Invalid Transfer.  The Company shall not be required (1) to transfer on its books any of the Units which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Units or to pay dividends to any transferee to whom any such Units shall have been so sold or transferred.

(i)                                     Legends.  The certificate, if any, representing Units shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The units represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain option agreement with the Company.”

5.                                      Company Repurchase Option.

(a)                                 General.  If the Participant ceases to be an Eligible Participant for any reason or no reason, the Company may, but is not required to, repurchase any Units acquired upon exercise of this option that are either held by (i) the Participant or (ii) any transferee who acquired the Units in a transfer that was exempt from the Company’s right of first refusal under Section 4 as a result of Section 4(e)(1) (such Units, the “Repurchaseable Units”), in each case on the terms and conditions set forth in this Section 5.

(b)                                 Company Option.  The Board in its sole discretion may elect to cause the Company to purchase all or any portion of the Repurchaseable Units by giving written notice to the Participant within one hundred and eighty (180) days following the date the Participant ceases to be an Eligible Participant.  If the Company elects to purchase any or all of the Repurchaseable Units, such notice shall set forth the number of Units being repurchased, the aggregate consideration to be paid for such repurchased Units and the time and place for the closing of such repurchase.  .

(c)                                  Repurchase Price.  The purchase price for the Repurchaseable Units elected to be repurchased by the Company pursuant to Section 5(b) shall be determined as follows:

(1)                                 If the Participant ceases to be an Eligible Participant on account of a termination for Cause, then the repurchase price shall be equal to the lesser of (i) the exercise price paid for the Units being repurchased and (ii) the fair market value of the Units being repurchased as of the date that the Participant ceases to be an Eligible Participant, with such fair market value to be determined by the Board in its sole discretion; and

(2)                                 If the Participant ceases to be an Eligible Participant on account of any other reason, then the repurchase price paid shall be equal to the fair market value of the Units being repurchased as of the date that the Participant ceases to be an Eligible Participant, with such fair market value to be determined by the Board in its sole discretion.

(d)                                 Closing.  If the Company elects to exercise its repurchase option pursuant to this Section 5, then the closing shall take place as soon as practicable following the delivery of the election notice to the Participant.  The Company shall be entitled to receive:  (i) customary representations and warranties from the Participant (or other holder) as to ownership, title, authority to sell and the like regarding the Units to be repurchased, (ii) a general release from the Participant of any claims that the Participant may have against the Company (or any affiliate or subsidiary thereof) as of the date that Participant ceases to be an Eligible Participant, in form and substance reasonably satisfactory to the Company, (iii) such other evidence, including applicable inheritance, estate tax and spousal waivers as the Company reasonably determines to be necessary to effect the repurchase.  The Company may pay for the Units to be repurchased pursuant to the exercise of its repurchase option under Section 5(b) by:  (A) delivery of a cashier’s check or wire transfer of immediately available funds, (B) delivery of a promissory note that (I) is subordinated in right of payment to the payment in full of any of the Company’s indebtedness for borrowed money held by institutional lenders, (II) bears interest at a rate of at least 5% per year, (III) amortizes in equal annual payments over the term of the note, and (IV) matures no more than five (5) years from the date of the closing of the repurchase; (C) setoff against any amounts owing by the Participant to the Company; or (D) any combination of the foregoing.

(e)                                  Termination of Repurchase Option.  The Company’s repurchase option under this Section 5 shall terminate on the earlier of (i) there being an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Company’s securities and (ii) the sale of all or substantially all of the outstanding Company Interests (including pursuant to a merger or consolidation).

6.                                      Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of any class of securities of the Company pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s common stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Company’s common stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.  The Company may impose stop-transfer instructions with respect to the shares of the Company’s common stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

7.                                      Withholding.

No Units will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

8.                                      Confidential Information; Noncompetition; Work Product.

By accepting this option, Participant is hereby acknowledging and agreeing to the provisions set forth in the Confidentiality and Noncompetition Agreement attached hereto as

Exhibit A related to confidential information, noncompetition and work product.  Without limitation to any other remedies available under law or those set forth in Exhibit A, the Participant agrees that if Participant breaches any of the provisions of Exhibit A, then (i) the Participant shall not be entitled to any further vesting of this option, (ii) any portion of the option that remains outstanding, whether vested or unvested, will be immediately and automatically forfeited exchange for no consideration, (iii) any Units acquired by the Participant upon the exercise of the option that continue to be held by the Participant shall be required to be surrendered immediately and automatically to the Company in exchange for no consideration and (iv) if the Participant acquired any Units upon the exercise of the option that the Participant has sold, transferred or otherwise disposed of such Units, then the Participant shall be required to pay to the Company, in cash, within 30 days of a written request by the Company for such payment, the amount for which the Participant sold the Units.

9.                                      Transfer Restrictions.

(a)                                               This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

(b)                                               The Participant agrees that he or she will not transfer any Units issued pursuant to the exercise of this option unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 4, Section 5 and Section 6; provided that such a written confirmation shall not be required with respect to (1) Section 4 after such provision has terminated in accordance with Section 4(g), (2) Section 5 after such provision has terminated in accordance with Section 5(e) or (3) Section 6 after the completion of the lock-up period in connection with the Company’s initial underwritten public offering.

10.                               Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer.  This option shall take effect as a sealed instrument.

Bellerophon Therapeutics LLC

By:

Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2014 Equity Incentive Plan.

PARTICIPANT:

Address:

SPOUSE:

Address:

EXHIBIT A

CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

I.                                        The Participant acknowledges that the Participant’s employment by or other service to the Company will, throughout such employment or service period, bring the Participant into close contact with the confidential affairs of the Company and its subsidiaries, including access to information about their client and customer lists and information concerning proprietary manufacturing formulations and processes, costs, profits, real estate, markets, sales, products, key personnel, pricing policies, operational methods, patents, research and development, technical processes, and other business affairs and methods, plans for future product development and other information not readily available to the public.  The Participant further acknowledges that the services to be performed by the Participant are of a special, unique, unusual, extraordinary and intellectual character.  The Participant further acknowledges that the business of the Company and its subsidiaries is international in scope, that the Company and its subsidiaries competes in nearly all of their business activities with other entities that are or could be located in nearly any part of the world and that the nature of the Participant’s services, position and expertise are such that the Participant is capable of competing with the Company and its subsidiaries from nearly any location in the world.  In recognition of the foregoing, the Participant covenants and agrees:

1.  For Participants Resident in States Other Than California, Wisconsin, Texas, and Louisiana:

(a)                                 The Participant, at all times while the Participant is an employee of or service provider to the Company and thereafter, shall hold in a fiduciary capacity for the benefit of the Company all secret, trade, proprietary or confidential information, knowledge or data relating to the Company or any of its affiliated companies and shareholders, and their respective businesses, that the Participant obtains during the Participant’s employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Participant’s violation of this Section (a)) (“Confidential Information”).  The Participant shall not communicate, divulge or disseminate Confidential Information at any time during or after the Participant’s employment with or service to the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.  Nothing in this paragraph diminishes or limits any protection granted by law to trade secrets or relieves the Participant of any duty not to disclose, use, or misappropriate any information that is a trade secret, for as long as such information remains a trade secret.

(b)                                 During the “Noncompetition Period,” the Participant shall not, without the prior written consent of the Board, engage in or become associated with a “Competitive Activity.”  For purposes of these provisions:  (i) the “Noncompetition Period” means the period commencing on the Grant Date (set forth in the option agreement) and ending on the twelve-month anniversary of the date upon which Participant’s employment with or service to the Company is terminated for any reason (the “Date of Termination”); (ii) a “Competitive Activity” means any business or other endeavor that engages in clinical or pre-clinical research or development, manufacturing, marketing, sales, or commercialization of products or services that directly or indirectly compete with, or are a therapeutic alternative to, either (x) the products of, or services engaged in by, the

Company or any of its subsidiaries at the Date of Termination in any geographic location in the United States or, if different, the country in which the Participant primarily performs services for the Company or (y) the products proposed to be developed or commercialized, or services proposed to be engaged in, by the Company or any of its subsidiaries at the Date of Termination in any geographic location in the United States or, if different, the country in which the Participant primarily performs services for the Company (provided that clause (y) shall apply only to any proposed business activity as to which the Company or any of its subsidiaries has devoted significant and documented efforts at the Date of Termination, whether internally or through acquisition, licensing or other business development activities); provided, however, that the Participant shall not be engaged in a Competitive Activity if the Participant is providing services to a division or subsidiary of a multi-division entity or holding company, so long as no division or subsidiary to which the Participant provides services is in competition with the Company or its subsidiaries, and the Participant does not otherwise engage in a Competitive Activity on behalf of the multi-division entity or any competing division or subsidiary; and (iii) the Participant shall be considered to have become “associated with a Competitive Activity” if the Participant becomes directly or indirectly involved as an owner, investor (other than a passive stockholder of less than five percent (5%) of a corporation the securities of which are traded on a national securities exchange), employee, officer, director, consultant, independent contractor, agent, partner, advisor, or in any other capacity in a role where Participant may draw upon the goodwill of the Company or where Participant’s knowledge of the Confidential Information of the Company is likely to affect Participant’s decisions or actions with regard to the Competitive Activity, to the detriment of Company.

(c)                                  During the Noncompetition Period, the Participant shall not, on the Participant’s own behalf or on behalf of any other person, firm or entity (x) directly or indirectly hire, solicit, induce or attempt to solicit or induce any employee of the Company or any of its subsidiaries to terminate his employment with the Company or any of its subsidiaries, or to provide any assistance whatsoever to any person, firm or entity engaged in a Competitive Activity, or (y) directly or indirectly induce any business, entity or person with which the Company or any of their subsidiaries has a business relationship to terminate or alter such business relationship.

(d)                                 In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of these provisions, if the Participant commits a material breach of any of these provisions, the Company shall have the right to seek to have such provisions specifically enforced by any court having equity jurisdiction (without any obligation to post a bond or other security); it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages alone will not provide an adequate remedy to the Company.

(e)                                  The Participant acknowledges that while the Participant is an employee of or service provider to the Company, the Participant may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, computer programs and software material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as “Work Product”), and that various business opportunities shall be presented to the Participant by reason of the Participant’s employment by the Company.  The Participant acknowledges that all of the foregoing shall be owned by and belong exclusively to the Company and that the Participant shall have no personal interest therein and the Participant does hereby assign all rights, title and interest therein to the Company; provided that they are either related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries, or are, in the case of Work Product, conceived or made on the Company’s time or with the use of the Company’s facilities or materials, or, in the case of business opportunities, are presented to the Participant for the possible interest or participation of the Company or any of its subsidiaries.  The Participant agrees that the Participant will not assert any rights to any Work Product or business opportunity as having been made or acquired by the Participant prior to the date hereof.

(f)                                   The Participant acknowledges and agrees that these provisions are necessary to protect the business operations and affairs of the Company and its subsidiaries.  The Participant understands that the restrictions set forth in these provisions may limit the Participant’s ability to earn a livelihood in a business similar that of the Company, but the Participant nevertheless believes that the Participant has received and will receive sufficient consideration and other benefits as an employee of or service provider to the Company, including without limitation, the option granted by the Company and memorialized in the Agreement to which these provisions are attached, to justify clearly such restrictions which, in any event (given the Participant’s education, skills and ability), the Participant does not believe would prevent the Participant from earning a livelihood.

2.  For Participants Resident in California:

(a)                             The Participant, at all times while the Participant is an employee of or service provider to the Company and thereafter, shall hold in a fiduciary capacity for the benefit of the Company all secret, trade, proprietary or confidential information, knowledge or data relating to the Company or any of its subsidiaries companies and shareholders, and their respective businesses, that the Participant obtains during the Participant’s employment by the Company or any of its subsidiaries and that is not public knowledge (other than as a result of the Participant’s violation of this Section (a)) (“Confidential Information”).  The Participant shall not communicate, divulge or disseminate Confidential Information at any time during or after the Participant’s employment with or service to the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.

(b)                                 During the “Noncompetition Period,” the Participant shall not, without the prior written consent of the Board, engage in or become associated with a “Competitive Activity.”  For purposes of these provisions:  (i) the “Noncompetition Period” means the period commencing on the Grant Date (set forth in the option agreement) and ending on the date upon which Participant’s employment with or service to the Company is terminated for any reason (the “Date of Termination”); (ii) a “Competitive Activity” means any business or other endeavor that engages in clinical or pre-clinical research or development, manufacturing, marketing, sales, or commercialization of products or services that directly or indirectly compete with, or are a therapeutic alternative to, either (x) the products of, or services engaged in by, the Company or any of its subsidiaries during the Noncompetition Period in any geographic location in the United States or, if different, the country in which the Participant primarily performs services for the Company or (y) the products proposed to be developed or commercialized, or services proposed to be engaged in, by the Company or any of its subsidiaries during the Noncompetition Period in any geographic location in the United States or, if different, the country in which the Participant primarily performs services for the Company (provided that clause (y) shall apply only to any proposed business activity as to which the Company or any of its subsidiaries has devoted significant and documented efforts during the Noncompetition Period, whether internally or through acquisition, licensing or other business development activities); provided, however, that the Participant shall not be engaged in a Competitive Activity if the Participant is providing services to a division or subsidiary of a multi-division entity or holding company, so long as no division or subsidiary to which the Participant provides services is in competition with the Company or its subsidiaries, and the Participant does not otherwise engage in a Competitive Activity on behalf of the multi-division entity or any competing division or subsidiary; and (iii) the Participant shall be considered to have become “associated with a Competitive Activity” if the Participant becomes directly or indirectly involved as an owner, investor (other than a passive stockholder of less than five percent (5%) of a corporation the securities of which are traded on a national securities exchange), employee, officer, director, consultant, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Participant’s personal services, with any individual, partnership, corporation or other organization that is engaged directly or indirectly in a Competitive Activity.

(c)                                  During both the Noncompetition Period and the twelve-month period following the Date of Termination, the Participant shall not, on the Participant’s own behalf or on behalf of any other person, firm or entity, directly or indirectly, solicit, induce or attempt to solicit or induce any employee of the Company or any of its subsidiaries to terminate his employment with the Company or any of its subsidiaries, or to provide any assistance whatsoever to any person, firm or entity engaged in a Competitive Activity.  During the Noncompetition Period, the Participant shall not directly or indirectly induce any business, entity or person with which the Company or any of its subsidiaries has a business relationship to terminate or alter such business relationship.

(d)                                 In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of these provisions, if the Participant commits a material breach of any of these provisions, the Company shall have the right to seek to have such provisions specifically enforced by any court having equity jurisdiction (without any obligation to post a bond or other security); it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages alone will not provide an adequate remedy to the Company.

(e)                                  The Participant agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all inventions, improvements, new contributions, literary property, computer programs and software material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as “Work Product”) and all related patents, patent applications, copyrights and copyright applications to the maximum extent permitted by Section 2870 of the California Labor Code or any like statute of any other state.  The Participant hereby also waives all claims to moral rights in any Work Product.  The Participant understands that the provisions of this Agreement requiring assignment of Work Product to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870

(attached hereto as Appendix A).  The Participant agrees to advise the Company promptly in writing of any invention that he/she believes meets the criteria in Section 2870 and is not otherwise disclosed on Appendix B.

(f)                                   The Participant acknowledges and agrees that these provisions are necessary to protect the business operations and affairs of the Company and its subsidiaries.  The Participant understands that the restrictions set forth in these provisions may limit the Participant’s ability to earn a livelihood in a business similar that of the Company, but the Participant nevertheless believes that the Participant has received and will receive sufficient consideration and other benefits as an employee of or service provider to the Company, including without limitation, the option granted by the Company and memorialized in the Agreement to which these provisions are attached, to justify clearly such restrictions which, in any event (given the Participant’s education, skills and ability), the Participant does not believe would prevent the Participant from earning a livelihood.

3.                                      For Participants Resident in Wisconsin and Texas

(a)                                 Company will provide Participant with access to secret, trade, proprietary or confidential information relating to Company and its subsidiaries and shareholders that is not readily available outside Company or its subsidiaries and that Company and its subsidiaries take steps to protect (“Confidential Information”).  (“Confidential Information” shall not include information that Participant can prove (i) was in the public domain, being publicly and openly known through lawful and proper means, (ii) was independently developed or acquired by Participant without reliance in any way on other Confidential Information of Company or any subsidiary or (iii) was approved by Company for use and disclosure by Participant without restriction.)  The Participant shall not communicate, divulge, or disseminate Confidential Information where such disclosure would be detrimental to the interests of Company (except as required by law), but only for so long as such Confidential Information continues to be not generally known to, and not readily ascertainable through proper means by, Company’s competitors.  The promises contained in this paragraph are not intended to preclude Participant from being gainfully employed by another or on his or her own, but are intended to prohibit him or her from using the confidential or proprietary information described herein in a manner that is not for the financial benefit of Company.  Nothing in this paragraph diminishes or limits any protection granted by law to trade secrets or relieves the Participant of any duty not to disclose, use, or misappropriate any information that is a trade secret, for as long as such information remains a trade secret.

(b)                                 Independent of any other restriction, the Participant during the “Noncompetition Period” shall not, for him(her)self, or on behalf of any other person or entity, directly or indirectly provide services to a “Direct Competitor” in a role where Participant will be expected to draw upon the customer goodwill he gained while with Company or where Participant’s knowledge of “Confidential Information” is likely to affect Participant’s decisions or actions for the Direct Competitor to the detriment of Company.  For purposes of this provision:  (i) the “Noncompetition Period” means the period commencing on the Grant Date (set forth in the option agreement) and ending on the twelve-month anniversary of the date upon which Participant’s employment with or service to the Company is terminated for any reason (the “Date of Termination”); (ii) a “Direct Competitor” means any business or other endeavor that engages in clinical or pre-clinical research or development, manufacturing, marketing, sales, or commercialization of “Competitive Products or Services” in any geographic location in the United States (except that “Direct Competitor” does not include any business which the parties have agreed in writing to exclude from the definition, and Company will not unreasonably or arbitrarily withhold such agreement); and (iii) “Competitive Products or Services” means products or services that serve the same function as or are a therapeutic alternative to products or services that Company or its subsidiaries offered at the Date of Termination, or to products or services under development or commercialization by Company or its subsidiaries at the Date of Termination (with development or commercialization demonstrated by significant and documented efforts, whether internally or through acquisition, licensing or other business development activities).

(c)                                  Independent of any other restriction, for a period of one year after Participant’s employment with or service to the Company is terminated for any reason, the Participant shall not, on the Participant’s own behalf or on behalf of any other person, firm or entity, directly or indirectly induce any business, entity or person with which the Company or its subsidiaries has a business relationship (collectively, “Business Associates”) to terminate or alter such business relationship (provided that clause (y) shall apply only to those Business Associates who did business with the Company within the last six months of Participant’s employment or service and (1) about whom Participant, as a result of his or her employment or service, had access to confidential information or goodwill that would assist in solicitation of such Person, or (2) with whom Participant personally dealt on behalf of Company in the twelve months immediately preceding the last day of Participant’s employment or service and that Participant was introduced to or otherwise had business contact with such Business Associate as a result of his or her employment or service with the Company).

(d)                                 Independent of any other restriction, Participant shall not, either personally or in conjunction with others, either (a) solicit, interfere with, or endeavor to cause any employee of Company or its subsidiaries to leave such employment or (b) otherwise induce or attempt to induce any such employee to terminate employment with Company or its subsidiaries.  Nothing in this paragraph is meant to prohibit an employee of Company or its subsidiaries who is not a party to this Agreement from becoming employed by another organization or person.

(e)                                  In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of these provisions, if the Participant commits a material breach of any of these provisions, the Company shall have the right to seek to have such provisions specifically enforced by any court having equity jurisdiction (without any obligation to post a bond or other security); it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages alone will not provide an adequate remedy to the Company.

(f)                                   The Participant acknowledges that while the Participant is an employee of or service provider to the Company, the Participant may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, computer programs and software material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as “Work Product”), and that various business opportunities shall be presented to the Participant by reason of the Participant’s employment by the Company.  The Participant acknowledges that all of the foregoing shall be owned by and belong exclusively to the Company and that the Participant shall have no personal interest therein and the Participant does hereby assign all rights, title and interest therein to the Company; provided that they are either related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries, or are, in the case of Work Product, conceived or made on the Company’s time or with the use of the Company’s facilities or materials, or, in the case of business opportunities, are presented to the Participant for the possible interest or participation of the Company or any of its subsidiaries.  The Participant agrees that the Participant will not assert any rights to any Work Product or business opportunity as having been made or acquired by the Participant prior to the date hereof.

(g)                                  The Participant acknowledges and agrees that these provisions are necessary to protect the business operations and affairs of the Company and its subsidiaries.  The Participant understands that the restrictions set forth in these provisions may limit the Participant’s ability to earn a livelihood in a business similar that of the Company, but the Participant nevertheless believes that the Participant has received and will receive sufficient consideration and other benefits as an employee of or service provider to the Company, including without limitation, the option granted by the Company and memorialized in the Agreement to which these provisions are attached, to justify clearly such restrictions which, in any event (given the Participant’s education, skills and ability), the Participant does not believe would prevent the Participant from earning a livelihood.

4.                                      For Participants Resident in Louisiana

(a)                                 Company will provide Participant with access to secret, trade, proprietary or confidential information relating to Company and its subsidiaries and shareholders that is not readily available outside Company or its subsidiaries and that Company and its subsidiaries take steps to protect (“Confidential Information”).  (“Confidential Information” shall not include information that Participant can prove (i) was in the public domain, being publicly and openly known through lawful and proper means, (ii) was independently developed or acquired by Participant without reliance in any way on other Confidential Information of Company or any subsidiary or (iii) was approved by Company for use and disclosure by Participant without restriction.)  The Participant shall not communicate, divulge or disseminate Confidential Information at any time during or after the Participant’s employment with or service to the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.  Nothing in this paragraph diminishes or limits any protection granted by law to trade secrets or relieves the Participant of any duty not to disclose, use, or misappropriate any information that is a trade secret, for as long as such information remains a trade secret.

(b)                                 During the “Noncompetition Period,” the Participant shall not, without the prior written consent of the Board, engage in or become associated with a “Competitive Activity” in West Baton Rouge Parish or any parish or county in the United States where Company does business.  For purposes of these provisions:  (i) the “Noncompetition Period” means the period commencing on the Grant Date (set forth in the option agreement) and ending on the twelve-month anniversary of the date upon which Participant’s employment with or service to the

Company is terminated for any reason (the “Date of Termination”); (ii) a “Competitive Activity” means any business or other endeavor that engages in clinical or pre-clinical research or development, manufacturing, marketing, sales, or commercialization of products or services that directly or indirectly compete with, or are a therapeutic alternative to, either (x) the products of, or services engaged in by, the Company or any of its subsidiaries at the Date of Termination or (y) the products proposed to be developed or commercialized, or services proposed to be engaged in, by the Company or any of its subsidiaries at the Date of Termination (provided that clause (y) shall apply only to any proposed business activity as to which the Company or any of its subsidiaries has devoted significant and documented efforts at the Date of Termination, whether internally or through acquisition, licensing or other business development activities); provided, however, that the Participant shall not be engaged in a Competitive Activity if the Participant is providing services to a division or subsidiary of a multi-division entity or holding company, so long as no division or subsidiary to which the Participant provides services is in competition with the Company or its subsidiaries, and the Participant does not otherwise engage in a Competitive Activity on behalf of the multi-division entity or any competing division or subsidiary; and (iii) the Participant shall be considered to have become “associated with a Competitive Activity” if the Participant becomes directly or indirectly involved as an owner, investor (other than a passive stockholder of less than five percent (5%) of a corporation the securities of which are traded on a national securities exchange), employee, officer, director, consultant, independent contractor, agent, partner, advisor, or in any other capacity in a role where Participant’s ability to draw upon the goodwill or Confidential Information of the Company is likely to affect Participant’s decisions or actions with regard to the Competitive Activity, to the detriment of Company.

(c)                                  During the Noncompetition Period, the Participant shall not, on the Participant’s own behalf or on behalf of any other person, firm or entity (x) directly or indirectly hire, solicit, induce or attempt to solicit or induce any employee of the Company or any of its subsidiaries to terminate his employment with the Company or any of its subsidiaries, or to provide any assistance whatsoever to any person, firm or entity engaged in a Competitive Activity, or (y) directly or indirectly induce any business, entity or person with which the Company or any of their subsidiaries has a business relationship to terminate or alter such business relationship.

(d)                                 In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of these provisions, if the Participant commits a material breach of any of these provisions, the Company shall have the right to seek to have such provisions specifically enforced by any court having equity jurisdiction (without any obligation to post a bond or other security); it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages alone will not provide an adequate remedy to the Company.

(e)                                  The Participant acknowledges that while the Participant is an employee of or service provider to the Company, the Participant may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, computer programs and software material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as “Work Product”), and that various business opportunities shall be presented to the Participant by reason of the Participant’s employment by the Company.  The

Participant acknowledges that all of the foregoing shall be owned by and belong exclusively to the Company and that the Participant shall have no personal interest therein and the Participant does hereby assign all rights, title and interest therein to the Company; provided that they are either related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries, or are, in the case of Work Product, conceived or made on the Company’s time or with the use of the Company’s facilities or materials, or, in the case of business opportunities, are presented to the Participant for the possible interest or participation of the Company or any of its subsidiaries.  The Participant agrees that the Participant will not assert any rights to any Work Product or business opportunity as having been made or acquired by the Participant prior to the date hereof.

(f)                                   The Participant acknowledges and agrees that these provisions are necessary to protect the business operations and affairs of the Company and its subsidiaries.  The Participant understands that the restrictions set forth in these provisions may limit the Participant’s ability to earn a livelihood in a business similar that of the Company, but the Participant nevertheless believes that the Participant has received and will receive sufficient consideration and other benefits as an employee of or service provider to the Company, including without limitation, the option granted by the Company and memorialized in the Agreement to which these provisions are attached, to justify clearly such restrictions which, in any event (given the Participant’s education, skills and ability), the Participant does not believe would prevent the Participant from earning a livelihood.

II.                                   To the extent permitted by law, any restriction set forth in this Agreement that is found by any court of competent jurisdiction to be unreasonable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, may be interpreted to extend only over the maximum period of time, range of activities or geographic area deemed to be reasonable.

III.                              To the extent permitted by law, the invalidity of any provision of this Agreement will not and shall not be deemed to affect the validity of any other provision.  In the event that any provision of this Agreement is held to be invalid, it shall be considered expunged, and the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.

APPENDIX A

TO CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

CALIFORNIA LABOR CODE SECTION 2870

(a)                                 Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)                                 Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)                                 Result from any work performed by the employee for the employer.

(b)                                 To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

APPENDIX B

TO CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP:

Title	Date	Identifying Number or Brief Description